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                                    EXHIBIT
                                      99.1

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                                                                    Exhibit 99.1


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULES





To the Board of Directors of Philadelphia Consolidated Holding Corp.:


Our audits of the consolidated financial statements of Philadelphia Consolidated Holding Corp. and Subsidiaries appearing in this Form 10-K also included an audit of the financial statement schedules listed in the index on page 25 of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
February 7, 2001, except for certain information in Note 9 to the consolidated financial statements as to which the date is February 20, 2001